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                                                                  EXHIBIT 3.4(a)

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       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
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 (FOR BUREAU USE ONLY)                                             Date Received
                                                                ----------------
                                                                   MAY 09, 1989
                                   MAY 11 1989                  ----------------

                                  Administrator                 ----------------
EFFECTIVE DATE:           MICHIGAN DEPT. OF COMMERCE
                        CORPORATION & SECURITIES BUREAU
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  CORPORATION IDENTIFICATION NUMBER  369-085
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                            ARTICLES OF INCORPORATION
                     FOR USE BY DOMESTIC PROFIT CORPORATIONS

   (Please read instructions and Paperwork Reduction Act notice on last page)

         Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

ARTICLE I

The name of the corporation is:
                               CLEAN TECH, INC.   X

ARTICLE II

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized capital stock is:

1.   Common Shares       50,000                Par Value Per Share $ 1.00
                  -----------------------------                    -------------
     Preferred Shares                          Par Value Per Share $
                     --------------------------                    -------------

and/or shares without par value as follows:

2.   Common Shares                             Stated Value Per Share $
                  -----------------------------                       ----------
     Preferred Shares                          Stated Value Per Share $
                     --------------------------                       ----------

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

GOLD SEAL APPEARS ONLY ON ORIGINAL
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ARTICLE IV

1. The address of the registered office is:
        9135 General Court,     Plymouth               Michigan      48170
   --------------------------------------------------,           -------------
   (Street Address)                (City)                          (Zip Code)

2. The mailing address of the registered office if different than above:
     P.O. Box 2500 C,           Plymouth               Michigan      48170
   --------------------------------------------------,           -------------
   (Street Address)                (City)                          (Zip Code)

3. The name of the resident agent at the registered office is: William C. Young


ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:
Name                                              Residence or Business Address
                                                  9135 General Court
      William C. Young                            Plymouth, MI 48170
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ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII (OPTIONAL. DELETE IF NOT APPLICABLE)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

GOLD SEAL APPEARS ONLY ON ORIGINAL







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Use space below for additional Articles or for continuation of previous
Articles. Please identify any Article being continued or added. Attach additional pages if needed.

                                  ARTICLE VIII

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or ommissions not in good faith or that involve intentional misconduct or knowing violation of law;
(iii) a violation of Section 551(1) of the Act; or (iv) a transaction from which the director derived an improper personal benefit. If the Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended Act. No amendment or repeal of this
Article VIII shall apply to or have any effect on the liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment to repeal.

I (we), the incorporator sign(s) my (our) name(s) this 8th day of  May  , 1989 .
                                                      -----      ------     ---
/s/  William C. Young
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William C. Young

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GOLD SEAL APPEARS ONLY ON ORIGINAL





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C&S-50 (Rev. 1-84)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS                                       Name of person or organization
INDICATED IN THE BOX BELOW. Include name, street and number                                 remitting fees;
(or P.O. box), city, state and zip code.                                                            Edward A. Ryder
                                                                                             --------------------------------
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                                                                                             --------------------------------
                                                                                             Preparer's name and business
        Edward A. Ryder                                                                      telephone number:
        1411 N. Woodward
        Birmingham, M1 48009                                                                       Edward A. Ryder
                                                                                             --------------------------------
                                                                                                   (313) 642-1811
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                                                    INFORMATION AND INSTRUCTIONS

       1. This form is issued under the authority of Act 284, P.A. of 1972, as amended. The articles of incorporation cannot be filed until this form, or a comparable document, is submitted.

       2. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the
          Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

          Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

       3. This document is to be used pursuant to the provisions of Act 284, P.A. of 1972, by one or more persons for the purpose of forming a domestic profit corporation.

       4. Article I - The corporate name of a domestic profit corporation is required to contain one of the following words or abbreviations: "Corporation", "Company", "Incorporated", "Limited", "Corp.", "Co.", "Inc.". or "Ltd.".

       5. Article II - State, in general terms, the character of the particular business to be carried on. Under section 202(b) of the Act, it is sufficient to state substantially, alone or without specifically enumerated purposes, that the corporation may engage in any activity within the purposes for which corporations may be organized under the Act. The Act requires, however, that educational corporations state their specific purposes.

       6. Article 111 (2) - The Act requires the incorporators of a domestic corporation having shares without par value to submit in writing the amount of consideration proposed to be received for each share which shall be allocated to stated capital.
          Such stated value may be indicated either in item 2 of article III or in a written statement accompanying the articles of incorporation.

       7. Article IV - A post office box may not be designated as the address of the registered office. The mailing address may differ from the address of the registered office only if a post office box address in the same city as the registered office is designated as the mailing address.

       8. Article V - The Act requires one or more incorporators. The address(es) should include a street number and name (or other designation), city and state.

       9. The duration of the corporation should be stated in the articles only if the duration is not perpetual.

      10. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

      11. The articles must be signed in ink by each incorporator. The names of the incorporators as set out in article V should correspond with the signatures.

      12. FEES: Filing fee....................................................................................S10.00

                Franchise fee - 1/2  mill (.0005) on each dollar of authorized capital stock, with a minimum franchise fee of ...............................................S25.00
                Total minimum fees (Make remittance payable to State of Michigan) ............................S35.00

      13. Mail form and fee to:

            Michigan Department of Commerce. Corporation and Securities Bureau, Corporation Division, P.O. Box 30054.
            Lansing, MI 48909, Telephone: (517) 373-0493

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GOLD SEAL APPEARS ONLY ON ORIGINAL